[CARVER BANCORP, INC. LOGO]

                                                                   FOR IMMEDIATE
                                                                   RELEASE


Contact:       David Lilly/Sarah Zitter Milstein
               Kekst and Company
               (212) 521-4800



             CARVER BANCORP ANNOUNCES SENIOR MANAGEMENT APPOINTMENTS


NEW YORK, NEW YORK, JUNE 1, 2001 - Carver Bancorp, Inc. (AMEX: CNY) today announced three senior management appointments. William Schult, currently Vice President and Controller, has been appointed Acting Chief Financial Officer. In addition, Frank Deaton has been named Senior Vice President and Chief Auditor, and Linda Dunn has been appointed Senior Vice President, General Counsel and Secretary.

Mr. Schult replaces James Boyle, who resigned his position to join a privately held company in Florida, where he and his family are relocating. A search firm has been engaged to identify permanent candidates for the CFO position.

"Jim's financial expertise and experience in turnaround situations were well suited to the challenges we faced in rebuilding Carver," said Deborah C. Wright, President and CEO. "We have made substantial progress in this regard, and we thank Jim for his significant contributions and dedication," said Ms. Wright.

"I am very pleased that Bill Schult has agreed to serve as Acting CFO, and am delighted to welcome Frank Deaton and Linda Dunn to our senior management team," Ms. Wright continued. "As Vice President and Controller, Bill has already used his 26 years of experience at senior levels in the banking industry to strengthen Carver's financial infrastructure. Frank Deaton's experience as an effective manager of risk through the design and application of internal accounting controls will provide strong support to our operations. Linda Dunn's legal and financial experience are a superb match for her role as General Counsel of Carver," concluded Ms. Wright.

BIOS
----
Mr. Schult joined Carver in September 2000 after five years as an independent consultant, providing services to North Fork Bank and Continental Bank. He began his banking career in 1974 as Senior Vice President and Controller for the Nassau Trust Company. In 1983, Mr. Schult became Administrative Vice President at Fleet Bank. He joined The Dime Savings Bank of New York in 1985, where he was Vice President and Director of Accounting until 1995. Mr. Schult received a B.B.A. in Accounting from Hofstra University and is a Certified Public Accountant in the State of New York.



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Mr. Deaton was previously Vice President & Risk Review Manager with the KeyCorp
Risk Management Group in Cleveland, Ohio, where he was responsible for developing the scope and overseeing completion of risk reviews to ensure that critical credit, operational, and regulatory compliance risks were mitigated through effective internal controls. He joined KeyCorp in 1993. Mr. Deaton received a B.S. in Accounting from the State University of New York and is a certified bank auditor.

Ms. Dunn was previously a Corporate Associate in the Financing Group with Paul, Weiss, Rifkin, Wharton & Garrison since 1994. Her prior work experience includes financial positions at Chemical Bank and American National Can Company. She received A.B., J.D. and M.B.A. degrees from Harvard University. Ms. Dunn is admitted to the practice of law in the State of New York.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest independent African- and Caribbean-American run financial institution in the U.S., operates five full service branches in the New York City boroughs of Brooklyn, Queens and Manhattan.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS CONSISTING OF ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY AND THE BANK THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, WITHOUT LIMITATION, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, CHANGES IN GENERAL, ECONOMIC AND MARKET, LEGISLATIVE AND REGULATORY CONDITIONS AND THE DEVELOPMENT OF AN ADVERSE INTEREST RATE ENVIRONMENT THAT ADVERSELY EFFECTS THE INTEREST RATE SPREAD OR OTHER INCOME ANTICIPATED FROM THE COMPANY'S OPERATIONS AND INVESTMENTS. THE COMPANY AND THE BANK ASSUME NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT THE ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.

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